Exhibit 99(a)(28)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

TCW FUNDS, INC.

TCW FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to and in accordance with Section 2-105(c) and Section 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has the authority to issue to one hundred and seventy-eight billion (178,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and seventy-eight million dollars ($178,000,000).

(a)	Immediately prior to the increase effected by these Articles Supplementary, the total number of shares of all classes or series that the Corporation had the authority to issue was one hundred and seventy-four billion (174,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and seventy-four million dollars ($174,000,000).

(b)	Immediately after the increase effected by these Articles Supplementary, the total number of shares of all classes and series that the Corporation has the authority to issue is one hundred and seventy-eight billion (178,000,000,000) shares, with a par value of $0.001 per share, for an aggregate par value of one hundred and seventy-eight million dollars ($178,000,000).

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and seventy-four billion (174,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and seventy-four billion (174,000,000,000) shares:

(a)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Institutional Class (or Class I) shares;

(b)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Institutional Class (or Class I) shares;

(c)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Institutional Class (or Class I) shares;

(d)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Latin America Equities Fund, Institutional Class (or Class I) shares;

(e)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Institutional Class (or Class I) shares;

(f)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Institutional Class (or Class I) shares;

(g)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Asia Pacific Equities Fund, Institutional Class (or Class I) shares;

(h)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Emerging Markets Equities Fund, Institutional Class (or Class I) shares;

(i)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Institutional Class (or Class I) shares;

(j)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Institutional Class (or Class I) shares;

(k)	Two billion (2,000,000,000) shares were classified as TCW Earnings Momentum Fund, Institutional Class (or Class I) shares;

(l)	Two billion (2,000,000,000) shares were classified as TCW Convertible Securities Fund, Institutional Class (or Class I) shares;

(m)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Institutional Class (or Class I) shares;

(n)	Two billion (2,000,000,000) shares were classified as TCW European Growth Equities Fund, Institutional Class (or Class I) shares;

(o)	Two billion (2,000,000,000) shares were classified as TCW Global Equities Fund, Institutional Class (or Class I) shares;

(p)	Two billion (2,000,000,000) shares were classified as TCW Japanese Equities Fund, Institutional Class (or Class I) shares;

(q)	Two billion (2,000,000,000) shares were classified as TCW Enhanced 500 Fund, Institutional Class (or Class I) shares;

(r)	Two billion (2,000,000,000) shares were classified as TCW Large Cap Growth Fund, Institutional Class (or Class I) shares;

(s)	Two billion (2,000,000,000) shares were classified as TCW Equities Fund, Institutional Class (or Class I) shares;

(t)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Institutional Class (or Class I) shares;

(u)	Two billion (2,000,000,000) shares were classified as TCW Value Added Fund, Institutional Class (or Class I) shares;

(v)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Investor Class (or Class N) shares;

(w)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Investor Class (or Class N) shares;

(x)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Investor Class (or Class N) shares;

(y)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Latin America Equities Fund, Investor Class (or Class N) shares;

(z)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Investor Class (or Class N) shares;

(aa)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Investor Class (or Class N) shares;

(bb)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Asia Pacific Equities Fund, Investor Class (or Class N) shares;

(cc)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Emerging Markets Equities Fund, Investor Class (or Class N) shares;

(dd)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Investor Class (or Class N) shares;

(ee)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Investor Class (or Class N) shares;

(ff)	Two billion (2,000,000,000) shares were classified as TCW Earnings Momentum Fund, Investor Class (or Class N) shares;

(gg)	Two billion (2,000,000,000) shares were classified as TCW Convertible Securities Fund, Investor Class (or Class N) shares;

(hh)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Investor Class (or Class N) shares;

(ii)	Two billion (2,000,000,000) shares were classified as TCW European Growth Equities Fund, Investor Class (or Class N) shares;

(jj)	Two billion (2,000,000,000) shares were classified as TCW Global Equities Fund, Investor Class (or Class N) shares;

(kkk)	Two billion (2,000,000,000) shares were classified as TCW Japanese Equities Fund, Investor Class (or Class N) shares;

(ll)	Two billion (2,000,000,000) shares were classified as TCW Enhanced 500 Fund, Investor Class (or Class N) shares;

(mm)	Two billion (2,000,000,000) shares were classified as TCW Large Cap Growth Fund, Investor Class (or Class N) shares;

(nn)	Two billion (2,000,000,000) shares were classified as TCW Equities Fund, Investor Class (or Class N) shares;

(oo)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Investor Class (or Class N) shares;

(pp)	Two billion (2,000,000,000) shares were classified as TCW Value Added Fund, Investor Class (or Class N) shares;

(qq)	Two billion (2,000,000,000) shares are classified as TCW Growth Insights Fund, Institutional Class (or Class I) shares;

(rr)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Institutional Class (or Class I) shares;

(ss)	Two billion (2,000,000,000) shares are classified as TCW Health Sciences Fund, Institutional Class (or Class I) shares;

(tt)	Two billion (2,000,000,000) shares are classified as TCW Technology Fund, Institutional Class (or Class I) shares;

(uu)	Two billion (2,000,000,000) shares are classified as TCW Growth Insights Fund, Investor Class (or Class N) shares;

(vv)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Investor Class (or Class N) shares;

(ww)	Two billion (2,000,000,000) shares are classified as TCW Health Sciences Fund, Investor Class (or Class N) shares;

(xx)	Two billion (2,000,000,000) shares are classified as TCW Technology Fund, Investor Class (or Class N) shares;

(yy)	Two billion (2,000,000,000) shares are classified as TCW Focused Equities Fund, Institutional Class (or Class I) shares;

(zz)	Two billion (2,000,000,000) shares are classified as TCW Focused Equities Value Fund, Investor class (or Class N) shares;

(aaa)	Two billion (2,000,000,000) shares are classified as TCW Diversified Value Fund, Institutional Class (or Class I) shares;

(bbb)	Two billion (2,000,000,000) shares are classified as TCW Diversified Value Fund, Investor Class (or Class N) shares;

(ccc)	Two billion (2,000,000,000) shares are classified as TCW Opportunity Fund, Institutional Class (or Class I) shares;

(ddd)	Two billion (2,000,000,000) shares are classified as TCW Opportunity Fund, Investor Class (or Class N) shares;

(eee)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Institutional Class (or Class I) shares;

(fff)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Investor Class (or Class N) shares;

(ggg)	Two billion (2,000,000,000) shares are classified as TCW Select Equities Fund, Advisor Class (or Class K) shares;

(hhh)	Two billion (2,000,000,000) shares are classified as TCW Equities Fund, Advisor Class (or Class K) shares;

(eee)	Two billion (2,000,000,000) shares are classified as TCW Opportunity Fund, Advisor Class (or Class K) shares;

(jjj)	Two billion (2,000,000,000) shares are classified as TCW Global Equities Fund, Advisor Class (or Class K) shares;

(kkk)	Two billion (2,000,000,000) shares are classified as TCW Small Cap Growth Fund, Advisor Class (or Class K) shares;

(lll)	Two billion (2,000,000,000) shares are classified as TCW Value Added Fund, Advisor Class (or Class K) shares;

(mmm)	Two billion (2,000,000,000) shares are classified as TCW Value Opportunities Fund, Advisor Class (or Class K) shares;

(nnn)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Advisor Class (or Class K) shares

(ooo)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Institutional Class (or Class I) shares; and

(ppp)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Investor (or Class N) shares.

(qqq)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Core Fund, Institutional Class (or Class I) shares;

(rrr)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Core Fund, Investor Class (or Class N) shares;

(sss)	Two billion (2,000,000,000) shares are classified as TCW Small Cap Core Fund, Institutional Class (or Class I) shares; and

(ttt)	Two billion (2,000,000,000) shares are classified as TCW Small Cap Core Fund, Investor Class (or Class N) shares.

(uuu)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Institutional Class (or Class I) shares; and

(vvv)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Investor class (or Class N) shares.

(www)	Two billion (2,000,000,000) shares are classified as TCW Conservative Life Plan Fund, Institutional Class (or Class I) shares;

(xxx)	Two billion (2,000,000,000) shares are classified as TCW Conservative Life Plan Fund, Investor Class (or Class N) shares;

(yyy)	Two billion (2,000,000,000) shares are classified as TCW Moderate Life Plan Fund, Institutional Class (or Class I) shares;

(zzz)	Two billion (2,000,000,000) shares are classified as TCW Moderate Life Plan Fund, Investor Class (or Class N) shares;

(aaaa)	Two billion (2,000,000,000) shares are classified as TCW Aggressive Life Plan Fund, Institutional Class (or Class I) shares;

(bbbb)	Two billion (2,000,000,000) shares are classified as TCW Aggressive Life Plan Fund, Investor Class (or Class N) shares;

(cccc)	Two billion (2,000,000,000) shares are classified as TCW Global Aggressive Life Plan Fund, Institutional Class (or Class I) shares;

(dddd)	Two billion (2,000,000,000) shares are classified as TCW Global Aggressive Life Plan Fund, Investor Class (or Class N) shares.

(eeee)	Two billion (2,000,000,000) shares are classified as TCW Balanced Fund, Institutional Class (or Class I) shares; and

(ffff)	Two billion (2,000,000,000) shares are classified as TCW Balanced Fund, Investor Class (or Class N) shares.

THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified the four billion (4,000,000,000) shares of the capital stock of the Corporation resultant from the increase of authorized capital effected by these Articles Supplementary as new classes of shares of the capital stock of the Corporation. Of the four billion shares:

(a)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Institutional Class (or Class I) shares; and

(b)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Investor Class (or Class N) shares.

FOURTH: The Institutional Class (or Class I) capital stock, the Investor Class (or Class N) capital stock and the Advisor Class (or Class K) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class (or Class I) shares, Investor Class (or Class N) shares and Advisor Class (or Class K) shares shall be as set forth in the Corporation’s Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

FIFTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

IN WITNESS WHEREOF, TCW Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 2nd day of August, 2007. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

TCW Funds, Inc.

By:
Alvin R. Albe, Jr.,
President

ATTEST:
Philip K. Holl
Secretary